Exhibit 10.36

WRITTEN CONSENT OF PREFERRED MAJORITY HOLDER

_________, 2018

RECITALS

WHEREAS, following its initial public offering, ADT Inc. (the “Company”) may seek to make a distribution to its holders of common equity (a “Distribution”);

WHEREAS, pursuant to Section 9(a)(i) of the Second Amended and Restated Certificate of Designation of Series A Preferred Securities of the Company (the “Series A Designation”), the Company is prohibited from making any Distribution without the prior written consent of Koch SV Investments, LLC (“Koch”), the Preferred Majority Holder (as defined in the Series A Designation), in accordance with Section 10 of the Series A Designation; and

WHEREAS, Koch desires to consent to a one-time distribution on or before June 30, 2018, not to exceed $50,000,000.

WRITTEN CONSENT

1.    Consent. In exchange for good and valuable consideration, the receipt of which is acknowledged, Koch hereby consents to one distribution on or before June 30, 2018, not to exceed $50,000,000 (the “Permitted Distribution”), in accordance with Section 10 of the Series A Designation and accordingly the Permitted Distribution shall not result in, upon notice or passage of time or otherwise, in a default, breach or violation of the Series A Designation or any Related Agreement (as defined in the Series A Designation).

2.    Effect of Consent. Except as expressly provided in Section 1, this Written Consent of Preferred Majority Holder does not, by implication or otherwise, nor shall it be deemed to operate to, alter, modify, waive, amend or in any way affect any of the rights, remedies, powers, privileges or covenants contained in the Series A Designation or in any Related Agreement. The consent set forth in Section 1 above will not be deemed to (a) be consent to any past, current or future amendment, waiver or modification of any other term or condition of the Series A Designation or any Related Agreement or (b) otherwise prejudice any right or remedy which Koch may now have or may have in the future under or in connection with the Series A Designation or any Related Agreement.

This Written Consent shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, this Written Consent is executed as of the date first written above.

PREFERRED MAJORITY HOLDER

KOCH SV INVESTMENTS, LLC

By:

Name:

Title:

ACKNOWLEDGED:

ADT INC.

By:

Name:

Title: